UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 3, 2004

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	0-50285	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 4, 2004, First Advantage Corporation (the “Company”) filed a Current Report on Form 8-K reporting the purchase of Compunet Credit Services, Inc. This amendment number 1 amends Item 9 of the subject Current Report on Form 8-K to provide the financial statements and pro forma financial information as set forth in Item 9.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures and qualifications in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements.

Unaudited balance sheet of Compunet Credit Services, Inc. as of September 30, 2004 and the related unaudited statements of income, stockholder’s equity and cash flows for the three months ended September 30, 2004 and 2003.

Audited balance sheet of Compunet Credit Services, Inc as of June 30, 2004 and the related statements of income, stockholder’s equity and cash flows for the twelve months ended June 30, 2004.

(b)	Pro Forma Financial Information.

Unaudited pro forma combined balance sheet of First Advantage Corporation and Subsidiaries as of September 30, 2004 and the unaudited pro forma combined statement of income (loss) for the year ended December 31, 2003 and for the nine months ended September 30, 2004.

CompuNet Credit Services, Inc.

Financial Statements

For the Three Months Ended September 30, 2004 and 2003 (Unaudited)

CompuNet Credit Services, Inc.

Consolidated Balance Sheets (Unaudited)

	September 30, 2004	June 30, 2004
Assets
Current assets:
Cash and cash equivalents	$873,409	$786,546
Accounts receivable (less allowance for doubtful accounts of approximately $11,000)	340,179	348,952
Other current assets	42,525	15,914

Total current assets	1,256,113	1,151,412
Property and equipment, net	478,951	494,397
Other intangible assets, net	134,278	138,641

Total assets	$1,869,342	$1,784,450

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$250,327	$386,819
Unearned revenue	21,820	21,820

Total current liabilities	272,147	408,639
Deferred income tax	147,618	145,211

Total liabilities	419,765	553,850

Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value; 100,000 shares authorized; 102 and 100 shares issued and outstanding at September 30 and June 30, 2004, respectively	102	100
Additional paid in capital	191,395	136,536
Retained earnings	2,874,991	2,710,875
Loans receivable from stockholder	(1,577,019)	(1,577,019)
Treasury stock	(39,892)	(39,892)

Total stockholders’ equity	1,449,577	1,230,600

Total liabilities and stockholders’ equity	$1,869,342	$1,784,450

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Consolidated Income Statements (Unaudited)

	For the Three Months Ended September 30,
	2004	2003
Revenues
Subscription	$575,242	$542,605
Services	738,523	796,068

Total revenues	1,313,765	1,338,673

Cost of revenues
Subscription	2,154	1,068
Services	64,446	56,138

Total cost of revenues	66,600	57,206

Gross Margin	1,247,165	1,281,467

Operating Expenses:
Salaries and benefits	629,616	520,707
Other operating expenses	317,493	285,943
Depreciation and amortization	32,956	34,876

Total operating expenses	980,065	841,526

Income from operations	267,100	439,941

Interest (expense) income:
Interest expense	—	(911)
Interest income	181	133
Other income	95	—

Total other income (expense), net	276	(778)

Income before income tax	267,376	439,163
Provision for income tax	103,260	172,503

Net income	$164,116	$266,660

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Consolidated Statement of Stockholders’ Equity (Unaudited)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Loans Receivable From Stockholder	Treasury Stock	Total Stockholders’ Equity
	Shares	Amount
Balance at June 30, 2004	100	$100	$136,536	$2,710,875	$(1,577,019)	$(39,892)	$1,230,600
Issuance of common stock	2	2	54,859	—	—	—	54,861
Net income	—	—	—	164,116	—	—	164,116

Balance at September 30, 2004	102	$102	$191,395	$2,874,991	$(1,577,019)	$(39,892)	$1,449,577

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$164,116	$266,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	32,956	34,876
Non cash stock compensation	54,861	—
Change in operating assets and liabilities:
Accounts receivable and other current assets	(17,838)	110,274
Life insurance premium receivable	—	(1,501)
Accounts payable and accrued liabilities	(136,492)	193,765
Deferred income taxes	2,407	—

Net cash provided by operating activities	100,010	604,074

Cash flows from investing activities:
Purchases of property and equipment	(13,147)	(9,631)

Net cash used in investing activities	(13,147)	(9,631)

Cash flows from financing activities:
Loans to stockholder	—	(65,904)
Repayments of long-term debt	—	(152,620)

Net cash used in financing activities	—	(218,524)

Increase in cash and cash equivalents	86,863	375,919
Cash and cash equivalents at beginning of year	786,546	325,109

Cash and cash equivalents at end of year	$873,409	$701,028

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$911

Cash paid for taxes	$242,505	$—

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements (Unaudited)

1.	Organization and Nature of Business

CompuNet Credit Services, Inc. (the Company) was incorporated on July 1, 1989 under the laws and provisions of the state of Arizona. The Company, headquartered in Arizona, provides business credit information for the transportation industry. The Company currently operates in one business segment.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments and accruals) considered necessary for a fair statement have been included.

For further information, refer to the consolidated financial statements and notes thereto for the year ended June 30, 2004 included in this form 8-K/A.

Operating results for the three months ended September 30, 2004 and 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year.

2.	Subsequent Event

On November 3, 2004, First Advantage Corporation acquired substantially all of the assets of the Company, under the terms of an asset purchase agreement. In consideration for the purchase of the assets, First Advantage Corporation paid the sellers an aggregate purchase price of $18 million, in a combination of cash, common stock and notes.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of

Compunet Credit Services, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of retained earnings and of cash flows present fairly, in all material respects, the financial position of Compunet Credit Services, Inc. and subsidiary at June 30, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

November 15, 2004

CompuNet Credit Services, Inc.

Consolidated Financial Statements

For the Year Ended June 30, 2004

CompuNet Credit Services, Inc.

Consolidated Balance Sheet

June 30, 2004

Assets
Current assets:
Cash and cash equivalents	$786,546
Accounts receivable (less allowance for doubtful accounts of approximately $11,000)	348,952
Other current assets	15,914

Total current assets	1,151,412
Property and equipment, net	494,397
Other intangible assets, net	138,641

Total assets	$1,784,450

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$386,819
Unearned revenue	21,820

Total current liabilities	408,639
Deferred income tax	145,211

Total liabilities	553,850

Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value; 100,000 shares authorized; 100 shares issued and outstanding	100
Additional paid in capital	136,536
Retained earnings	2,710,875
Loans receivable from stockholder	(1,577,019)
Treasury stock	(39,892)

Total stockholders’ equity	1,230,600

Total liabilities and stockholders’ equity	$1,784,450

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Consolidated Income Statement

For the Year Ended June 30, 2004

Revenues
Subscription	$2,195,071
Services	3,097,699

Total revenues	5,292,770

Cost of revenues
Subscription	2,383
Services	268,109

Total cost of revenues	270,492

Gross Margin	5,022,278

Operating Expenses:
Salaries and benefits	2,369,025
Other operating expenses	1,385,281
Depreciation and amortization	216,820

Total operating expenses	3,971,126

Income from operations	1,051,152

Interest (expense) income:
Interest expense	(1,346)
Interest income	667
Other income	59

Total other (expense), net	(620)

Income before income tax	1,050,532
Provision for income tax	405,932

Net income	$644,600

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Consolidated Statement of Stockholders’ Equity

For the Year Ended June 30, 2004

	Common Stock		Additional Paid-In Capital	Retained Earnings	Loans Receivable From Stockholder	Treasury stock	Total Stockholders’ Equity
	Shares	Amount
Balance at June 30, 2003	96	$96	$92,089	$2,066,275	$(1,379,755)	$(15,000)	$763,705
Issuance of common stock	4	4	44,447	—	—	—	44,451
Purchase of treasury stock	—	—	—	—	—	(24,892)	(24,892)
Loans to stockholder	—	—	—	—	(197,264)	—	(197,264)
Net income	—	—	—	644,600	—	—	644,600

Balance at June 30, 2004	100	$100	$136,536	$2,710,875	$(1,577,019)	$(39,892)	$1,230,600

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Consolidated Statement of Cash Flows

For the Year Ended June 30, 2004

Cash flows from operating activities:
Net income	$644,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	216,820
Non cash stock compensation	44,451
Change in operating assets and liabilities:
Accounts receivable and other current assets	82,633
Life insurance premium receivable	100,267
Accounts payable and accrued liabilities	328,422
Unearned revenue	(65,760)
Deferred income taxes	(81,372)

Net cash provided by operating activities	1,270,061

Cash flows from investing activities:
Purchases of property and equipment	(75,590)

Net cash used in investing activities	(75,590)

Cash flows from financing activities:
Loans to stockholder	(197,264)
Purchase of treasury stock	(24,892)
Repayments of long-term debt	(510,878)

Net cash used in financing activities	(733,034)

Increase in cash and cash equivalents	461,437
Cash and cash equivalents at beginning of year	325,109

Cash and cash equivalents at end of year	$786,546

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,346

Cash paid for taxes	$261,357

The accompanying notes are an integral part of these consolidated financial statements.

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2004

1.	Organization and Nature of Business

CompuNet Credit Services, Inc. (the Company) was incorporated on July 1, 1989 under the laws and provisions of the state of Arizona. The Company, headquartered in Arizona, provides business credit information for the transportation industry. The Company currently operates in one business segment.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Information Solutions, Inc d/b/a Colonial Credit Consultants Company. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturity at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and high liquid money market funds.

Accounts Receivable

Accounts receivable are due from companies in a broad range of industries located throughout the United States. Credit is extended based on an evaluation of the customer’s financial condition, and generally collateral is not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for bad debts against amounts due, to reduce the net recognized receivable to the amount it reasonable believes will be collected. This analysis requires making

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2004

significant estimates, and changes in facts and circumstances could result in material changes in the allowance for uncollectible receivables. Management believes that the allowance at June 30, 2004 is reasonably stated.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on furniture and equipment is computed using the straight-line method over their estimated useful lives ranging from 5 to 7 years. Capitalized software costs are amortized using the straight-line method over estimated useful lives of 3 years.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, accounts receivable and other current assets. The Company by policy and practice maintains its cash and cash equivalents with financial institutions that the Company believes are of high credit quality. Deposits with these financial institutions may exceed the amounts of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company generally requires no collateral from its customers. To reduce its risk, the Company periodically reviews the credit worthiness of its customers and establishes reserves for potential credit losses.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates their fair market value because of the short-term maturity of these instruments.

Impairment of Long-lived Assets

Effective January 1, 2002, the Company adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinuance of operations. SFAS 144 superseded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets for Long-Lived Assets to Be Disposed of” and APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”. The initial adoption of this standard did not have a significant impact on financial position or results of operations of the Company.

With respect to long-lived assets to be held and used, an asset (or group of assets) will be considered impaired when the expected undiscounted cash flows from use and disposition are less than the asset’s carrying value. The amount of any impairment charge will be based on the difference between the carrying and fair value of the asset. The determination of fair values considers quoted market prices, if available, and prices for similar assets and the results of other valuation techniques.

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2004

For assets to be sold, an asset (or group of assets) that meets the criteria established by SFAS 144 for classification of assets held for sale will be carried at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition

The Company generates revenues by performing various information search services for customers. Certain revenues are derived from customers under a subscription agreement. The Company recognizes such revenue using the “subscription” method, whereby the initial and renewal amounts are recognized ratably over the period of the license during which the services are expected to be provided. Revenue for implementation and training, directly related to the initial subscription, are recognized ratably over the initial contract term. Revenue for training or search services that are not bundled or directly associated with the initial subscription is recognized based on achievement of billable milestones as written in the contract or upon contract completion.

Income Taxes

The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are remeasured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to reduce the deferred tax asset if it is more likely than not that some portion of the asset will not be realized.

3.	Property and equipment

Leasehold improvements	$387,567
Equipment	285,558
Computer software	162,449
Furniture and equipment	168,673

1,004,247
Less accumulated depreciation and amortization	(509,850)

Property and equipment, net	$494,397

Depreciation and amortization totaled approximately $199,000 for the year ended June 30, 2004.

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2004

4.	Intangibles

On January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for goodwill and other intangibles and supercedes APB Opinion No. 17, “Intangible Assets.” SFAS 142 addresses how goodwill and other intangible assets should be accounted for in the financial statements. Pursuant to SFAS 142, the Company’s goodwill and intangible assets that have indefinite lives will not be amortized but rather will be tested at least annually for impairment.

The SFAS 142 impairment testing process includes two phases. The first phase (Test 1) compares the fair value of each reporting unit to its book value. The fair value of each reporting unit is determined by using discounted cash flow analysis, market approach valuations and third-party valuation advisors. If the fair value of the reporting unit exceeds its book value, the goodwill is not considered impaired and no additional analysis is required. However, if the book value is greater than the fair value, a second test (Test 2) must be completed to determine if the fair value of the goodwill exceeds the book value of the goodwill. The fair value of the goodwill is determined by discounted cash flow analysis and appraised values. If the fair value is less than the book value, an impairment is considered to exist and, in the initial year of adoption, would be recorded as a cumulative effect of a change in accounting principle. No goodwill impairment has been recorded.

The Company has approximately $262,000 of intangible assets at June 30, 2004, with a definite life of approximately 15 years. These assets, comprised primarily of customer lists, are being amortized in a manner consistent with periods prior to adoption of SFAS 142.

Amortization expense of other intangible assets was approximately $17,000 for the year ended June 30, 2004. Amortization expense relating to intangible asset balances as of June 30, 2004 is expected to be as follows over the next five years:

Year ending June 30,
2005	$17,451
2006	17,451
2007	17,451
2008	17,451
2009	17,451
Thereafter	51,386

$138,641

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2004

The change in the carrying amount of intangible assets is as follows for the year ending June 30, 2004:

Balance, at June 30, 2003	$156,092
Amortization	(17,451)

Balance, at June 30, 2004	$138,641

5.	Commitments and Contingencies

Operating Leases

The Company leases office space and equipment under a non-cancelable operating leases expiring at various dates from December, 2005 through November, 2007. Total rent expense regarding operating leases was approximately $332,000 for the year ending June 30, 2004.

Future minimum payments under noncancelable operating leases with initial terms of one year are as follows:

Year ending June 30,
2005	$320,807
2006	313,254
2007	286,920
2008	115,500

$1,036,481

Line of Credit

The Company has a $125,000 line of credit with a lending institution which bears interest at 6% as of June 30, 2004 which renews annually. As of June 30, 2004, there were no amounts outstanding under this line of credit.

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2004

6.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are presented below:

Unearned revenue	8,427
Accrued expense	60,291
Net capital loss carryforward	48,536
Fixed assets	(79,164)
Accounts receivable	(134,765)

Total deferred tax liability	(96,675)

Less: Valuation allowance	(48,536)

Net deferred tax liability	(145,211)

Components of the Company’s provision for income tax are presented below:

Current	487,304
Deferred	(81,372)

Provision for income tax	$405,932

The Company’s effective tax rate for the year ended June 30, 2004 did not differ from the federal statutory rate except for the effects of state income taxes.

7.	Related Party Transactions

The Company has two loans outstanding due from the majority owner of the Company for approximately $1.6 million. These unsecured loans do not bear interest and mature on December 31, 2004.

8.	Employee Benefits

The Company is sponsor to a contributory 401(k) (the Plan). The Plan covers all full time eligible employees who have been employed for one year. Contributions to the Plan are discretionary and can either take the form of a matching provision and/or profit sharing contribution at the discretion of the Company. The Company’s expense related to the Plan amounted to approximately $33,000 for the year ended June 30, 2004.

CompuNet Credit Services, Inc.

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2004

9.	Subsequent Events

On November 3, 2004, First Advantage Corporation acquired substantially all of the assets of the Company, under the terms of an asset purchase agreement. In consideration for the purchase of the assets, First Advantage Corporation paid the sellers an aggregate purchase price of $18 million, in a combination of cash, common stock and notes.

First Advantage Corporation

And Subsidiaries

Unaudited Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by First Advantage of CompuNet Credit Services, Inc. (CompuNet) using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial statements.

The tables that follow present unaudited pro forma financial data for First Advantage and CompuNet for the nine months ended September 30, 2004 and for the year ended December 31, 2003 as if the acquisitions had been completed on January 1, 2003 for income statement purposes and on September 30, 2004 for balance sheet purposes. The pro forma information is based upon the historical consolidated financial statements of First Advantage and CompuNet and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined financial information. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of First Advantage that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of First Advantage at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of income (loss) for synergistic benefits or cost savings that may be realized through the combination of the First Advantage and CompuNet or costs that may be incurred in integrating their operations. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of First Advantage which is included in its annual report on form 10-K, which is incorporated by reference, and the historical financial statements and related notes of CompuNet which are included in this form 8-K/A.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

September 30, 2004

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro Forma Combined	CompuNet Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$5,803,000	$461,635	$6,264,635	$873,409	$—		$7,138,044
Accounts receivable	47,350,000	126,441	47,476,441	340,179	—		47,816,620
Prepaid expenses and other current assets	2,806,000	4,341	2,810,341	42,525	—		2,852,866

Total current assets	55,959,000	592,417	56,551,417	1,256,113	—		57,807,530
Property and equipment, net	20,257,000	63,439	20,320,439	478,951	—		20,799,390
Goodwill	286,563,000	5,825,912	292,388,912	—	13,850,423	(A)	306,239,335
Intangible assets, net	32,362,000	1,140,000	33,502,000	134,278	2,700,000	(A)	36,336,278
Database development costs, net	8,041,000	—	8,041,000	—	—		8,041,000
Other assets	1,434,000	—	1,434,000	—	—		1,434,000

Total assets	$404,616,000	$7,621,768	$412,237,768	$1,869,342	$16,550,423		$430,657,533

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

September 30, 2004

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro Forma Combined	CompuNet Historical	Pro Forma Adjustments		Pro Forma
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$6,115,000	$4,639	$6,119,639	$—	—		$6,119,639
Accrued compensation	11,193,000	17,129	11,210,129	151,000	—		11,361,129
Accrued liabilities	13,694,000	—	13,694,000	20,293	—		13,714,293
Due to affiliates	839,000	—	839,000	—	—		839,000
Income taxes payable	2,473,000	—	2,473,000	100,854	—		2,573,854
Current portion of long-term debt and capital leases	12,717,000	—	12,717,000	—	—		12,717,000

Total current liabilities	47,031,000	21,768	47,052,768	272,147	—		47,324,915
Long-term debt and capital leases, net of current portion	70,763,000	7,600,000	78,363,000	—	14,000,000	(B)	92,363,000
Deferred income taxes	4,061,000	—	4,061,000	147,618	—		4,208,618
Other liabilities	2,636,000	—	2,636,000	—	—		2,636,000

Total liabilities	124,491,000	7,621,768	132,112,768	419,765	14,000,000		146,532,533

Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—	—	—	—		—
Class A common stock	7,000	—	7,000	102	(102 249	)(C) (D)	7,249
Class B common stock	16,000	—	16,000	—	—		16,000
Additional paid in capital	264,749,000	—	264,749,000	191,395	(191,395	)(C)
					3,999,751	(D)	268,748,751
Retained earnings	15,212,000	—	15,212,000	2,874,991	(2,874,991	)(C)	15,212,000
Loans receivable from stockholder	—	—	—	(1,577,019)	1,577,019	(C)	—
Treasury stock	—	—	—	(39,892)	39,892	(C)	—
Accumulated other comprehensive income	141,000	—	141,000	—	—		141,000

Total stockholder’s equity	280,125,000	—	280,125,000	1,449,577	2,550,423		284,125,000

Total liabilities and stockholder’s equity	$404,616,000	$7,621,768	$412,237,768	$1,869,342	$16,550,423		$430,657,533

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income

For the Nine Months Ended September 30, 2004

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro forma Combined	CompuNet Historical	CompuNet Pro Forma Adjustments		Pro Forma
Service revenue	$164,713,000	$19,268,211	$183,981,211	$3,986,565	$—		$187,967,776
Reimbursed government fee revenue	33,569,000	—	33,569,000	—	—		33,569,000

Total revenue	198,282,000	19,268,211	217,550,211	3,986,565	—		221,536,776

Cost of service revenue	47,207,000	3,891,136	51,098,136	248,190	—		51,346,326
Government fees paid	33,569,000	—	33,569,000	—	—		33,569,000

Total cost of service	80,776,000	3,891,136	84,667,136	248,190	—		84,915,326

Gross margin	117,506,000	15,377,075	132,883,075	3,738,375	—		136,621,450

Salaries and benefits	60,560,000	7,063,325	67,623,325	1,708,170	—		69,331,495
Other operating expenses	32,753,000	3,807,544	36,560,544	997,329	—		37,557,873
Depreciation and amortization	9,068,000	1,162,311	10,230,311	141,796	202,500	(F)	10,574,607

Total operating expenses	102,381,000	12,033,180	114,414,180	2,847,295	202,500		117,463,975

Income from operations	15,125,000	3,343,895	18,468,895	891,080	(202,500)		19,157,475

Other (expense) income:
Interest expense	(1,322,000)	(1,095,109)	(2,417,109)	(162)	(471,750	)(G)	(2,889,021)
Interest income	13,000	12,025	25,025	756	—		25,781

Total other income (expense), net	(1,309,000)	(1,083,084)	(2,392,084)	594	(471,750)		(2,863,240)

Income before income taxes	13,816,000	2,260,811	16,076,811	891,674	(674,250)		16,294,235
Provision (benefit) for income taxes	5,818,000	947,549	6,765,549	336,771	(245,453	)(H)	6,856,867

Net income	$7,998,000	$1,313,262	$9,311,262	$554,903	$(428,797)		$9,437,368

Basic and diluted earnings per share	$0.37						$0.42

Basic and diluted weighted average shares outstanding:
Basic	21,513,246	1,152,864			249,190	(D)	22,915,300

Diluted	21,841,787	985,191			249,190	(D)	23,076,168

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income (Loss)

For the Year Ended December 31, 2003

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro Forma Combined	CompuNet Historical	CompuNet Pro Forma Adjustments		Pro Forma
Service revenue	$134,910,000	$58,250,004	$193,160,004	$4,843,448	$—		$198,003,452
Reimbursed government fee revenue	31,585,000	—	31,585,000	—	—		31,585,000

Total revenue	166,495,000	58,250,004	224,745,004	4,843,448	—		229,588,452

Cost of service revenue	38,154,000	18,859,806	57,013,806	211,834			57,225,640
Government fees paid	31,585,000	—	31,585,000	—	—		31,585,000

Total cost of service	69,739,000	18,859,806	88,598,806	211,834	—		88,810,640

Gross margin	96,756,000	39,390,198	136,146,198	4,631,614	—		140,777,812

Salaries and benefits	51,178,000	22,195,162	73,373,162	2,386,407	—		75,759,569
Other operating expenses	30,449,000	12,966,948	43,415,948	1,195,260	—		44,611,208
Depreciation and amortization	8,428,000	4,720,521	13,148,521	165,487	270,000	(F)	13,584,008
Impairment loss	1,739,000	—	1,739,000	—	—		1,739,000

Total operating expenses	91,794,000	39,882,631	131,676,631	3,747,154	270,000		135,693,785

Income (loss) from operations	4,962,000	(492,433)	4,469,567	884,460	(270,000)		5,084,027

Other (expense) income:
Interest expense	(154,000)	(2,826,628)	(2,980,628)	(10,801)	(629,000	)(G)	(3,620,429)
Interest income	41,000	167,970	208,970	4,776	—		213,746
Other income (expense)	—	17,745	17,745	(16,320)	—		1,425

Total other expense, net	(113,000)	(2,640,913)	(2,753,913)	(22,345)	(629,000)		(3,405,258)

Income (loss) before income taxes	4,849,000	(3,133,346)	1,715,654	862,115	(899,000)		1,678,769
Provision (benefit) for income taxes	2,046,000	(1,320,236)	725,764	334,611	(350,213	)(H)	710,162

Net income (loss)	$2,803,000	$(1,813,110)	$989,890	$527,504	$(548,787)		$968,607

Basic and diluted earnings (loss) per share	$0.14						$0.05

Basic and diluted weighted average shares outstanding:
Basic	20,260,854	1,675,689			249,190	(D)	22,185,733

Diluted	20,397,587	1,675,689			249,190	(D)	22,322,466

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(A)	The estimated purchase price of CompuNet, for purposes of preparing these unaudited pro forma financial statements is $18 million, as described in the respective purchase agreement. The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired in accordance with SFAS 141. A full determination of the purchase price allocation will be made within twelve months of the effective acquisition date upon receipt of a final valuation analysis of tangible and intangible assets. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

The allocation of the purchase price is estimated as follows:

Goodwill	$13,850,423
Identifiable intangibles assets	2,700,000
Net assets acquired	1,449,577

$18,000,000

(B)	Adjustment reflects the borrowing of funds for the acquisition of CompuNet as follows:

Cash paid to sellers	$5,000,000
Notes issued to sellers	9,000,000

Funds borrowed for acquisition	$14,000,000

The cash paid to sellers included in the purchase price above was funded with additional borrowings under the Line of Credit and Promissory Note with First American.

(C)	Adjustment reflects the elimination of the historical stockholders’ equity of CompuNet.

(D)	Adjustment reflects the issuance of 249,190 shares of common stock by First Advantage in connection with the acquisition of CompuNet.

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(E)	Past acquisitions include 11 businesses acquired during the period from January to September, 2004 and 1 acquisition acquired during October 2004. The impact of these acquisitions is reflected on the unaudited pro forma consolidated statements of income (loss) for the year ended December 31, 2003 and the nine months ended September 30, 2004 assuming the acquisitions occurred on January 1, 2003. The acquisition consummated in October 2004 is reflected in the unaudited pro forma consolidated balance sheet as if it had occurred on September 30, 2004.

(F)	Adjustment reflects the effects of the acquisitions on amortization of the pro forma adjustment for other intangible assets, which consists of customer lists, amortized over the estimated useful life of 10 years as follows:

	Intangible Asset	Estimated Useful Life	Year ended December 31, 2003	Nine months ended September 30, 2004
Customer relationships	$2,700,000	10	270,000	202,500

(G)	Adjustment reflects the effects on interest expense of notes issued in the acquisitions:

		Year ended December 31, 2003	Nine months ended September 30, 2004
Notes issued, interest at 5%	$9,000,000	450,000	337,500
Borrowed funds, interest at 30 day LIBOR plus average margin of 1.41%	$5,000,000	179,000	134,250

		$629,000	$471,750

(H)	Adjustment reflects the effect of the acquisitions on the provision for income taxes as if taxes were calculated on a separate return basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: November 18, 2004